Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Gores Technology Partners II, Inc:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

March 2, 2021